Exhibit 99.1

RadioShack Receives Continued Listing Standards Notice from the New York Stock Exchange

Fort Worth, TX, July 25, 2014/ — RadioShack Corporation ("RadioShack" or the "Company") received a continued listing standards notice from the New York Stock Exchange (the “NYSE”) on July 24, 2014, because the average closing price of the Company’s common stock had fallen below $1.00 per share over a period of 30 consecutive trading days.

The Company’s common stock continues to trade on the NYSE. Under NYSE rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement. The Company can regain compliance during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or on the last day of the cure period. The Company intends to notify the NYSE that it intends to cure the issue and regain compliance.

The Company’s Securities and Exchange Commission reporting requirements and debt obligations are not affected by the receipt of the NYSE notification.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, the retail industry environment and Company performance. These statements can be identified by the fact that they include words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. We specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. These statements involve a number of risks and uncertainties that could cause our actual results to differ materially from the results discussed in our forward-looking statements, including the risk that the Company’s common stock may be delisted from the New York Stock Exchange and this delisting may (1) reduce the liquidity and market price of the Company’s common stock and (2) negatively impact the ability of the Company to conduct equity financings and access the public capital markets. Additional factors that could cause our actual results to differ materially from the results discussed in our forward-looking statements include, but are not limited to, our ability to execute and the effectiveness of our initiatives, including our strategic turnaround plan and our proposed store closure program; the underperformance or loss of certain of our important vendors, such as our wireless carrier providers, or breaches by them of our agreements with them; difficulties associated with our transition to an outsourced arrangement for the production of products we previously manufactured at our Chinese manufacturing plant; an adverse impact on our sales or profitability due to our transition to such an outsourced arrangement; an adverse impact on our sales or profitability due to changes wireless carrier providers make to their customer credit requirements, frequency of upgrade eligibility, or other operational matters, and the timing, completeness, and accuracy of information we receive about such changes; a decline in our gross margin due to customer demand for lower margin mobile devices, such as smartphones and tablets; overall sales performance; economic conditions; product demand; expense levels; competitive activity; interest rates; changes in the Company’s financial condition; availability of products and services and other risks associated with the Company’s vendors and service providers; the regulatory environment; and other factors affecting the retail category in general. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended Dec. 31, 2013.

ABOUT RADIOSHACK CORPORATION

RadioShack (NYSE: RSH) is a leading national retailer of innovative mobile technology products and services, as well as products related to personal and home technology and power supply needs. RadioShack ® offers consumers a targeted assortment of wireless phones and other electronic products and services from leading national brands, exclusive private brands and major wireless carriers, all within a comfortable and convenient shopping environment. RadioShack employs approximately 27,500 knowledgeable and helpful sales experts globally. RadioShack’s retail network includes approximately 4,250 company-operated stores in the United States, 258 company-operated stores in Mexico, and approximately 912 dealer and other outlets worldwide. For more information on RadioShack Corporation, please visit www.radioshackcorporation.com ; to purchase items online, please visit www.radioshack.com . RadioShack ® is a registered trademark licensed by RadioShack Corporation.

Analyst and Investor Contact:	News Media Contact:
Bruce Bishop	Media Relations
(817) 415-3400	(817) 415-3300
Bruce.Bishop@RadioShack.com	Media.Relations@RadioShack.com